CAPITAL PROPERTIES, INC.

                            One Hospital Trust Plaza
                                    Suite 920
                         Providence, Rhode Island  02903



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 26, 1995


        PLEASE TAKE NOTICE that the 1995 annual meeting of shareholders of Capital Properties, Inc. (the "Company") will be held at the Turks Head Club, Turks Head Building, 16th Floor, One Turks Head Place, in Providence, Rhode Island, on Wednesday, April 26, 1995 at 10:00 o'clock A.M., local time, for the following purposes:

            (1) To elect five directors to serve for a term of one year and until their successors are elected and qualified;

            (2) To approve the appointment of Lefkowitz, Garfinkel, Champi & DeRienzo P.C. as independent auditors of the accounts of the Company for 1995; and

            (3) To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof.

        Holders of record of the common stock on the books of the Company as of the close of business on March 1, 1995 will be entitled to vote.

                                     By Order of the Board of Directors


                                     BARBARA J. DREYER
                                     Secretary
                                     CAPITAL PROPERTIES, INC.



        Providence, Rhode Island
        March 31, 1995

        Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy will not be used without your consent.






                            CAPITAL PROPERTIES, INC.


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 26, 1995


                     SOLICITATION AND REVOCATION OF PROXIES


        The accompanying proxy is solicited by the Board of Directors of Capital Properties, Inc. (herein called the "Company"), in connection with the annual meeting of the shareholders to be held April 26, 1995, and the Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary prior to the meeting or may be transmitted orally to the Secretary at the meeting. Every properly signed proxy will be voted in accordance with the specifications made thereon.

        This proxy statement and the accompanying proxy are expected to be first sent to shareholders on March 31, 1995.



                                VOTING AT MEETING


        Only shareholders of record at the close of business on March 1, 1995, will be entitled to vote at the meeting. Under the Company's articles of incorporation, each shareholder has one vote for every share owned. On the record date, there were 1,000,000 shares of common stock of the Company outstanding. There were no other outstanding securities of the Company entitled to vote.






                              ELECTION OF DIRECTORS

        At the annual meeting, five directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom, with the exception of Mr. Harris, are now directors of the Company. Certain information concerning such nominees is set forth below:


                                     Principal Occupation        Director
        Name and Age                During Past Five Years         Since
        Theodore P. Cohen (58)....   Attorney at Law,              1984
                                      Partner, Hall, Dickler,
                                      Lawler, Kent and Friedman,
                                      1991 to present; Vice
                                      President and General
                                      Counsel (New York), Banco
                                      Popular de Puerto Rico,
                                      1971-1991

        Joseph R. DiStefano (57)..   President of the Company      1967

        Barbara J. Dreyer (56)....   Secretary-Treasurer of        1987
                                      the Company

        Harold J. Harris (65).....   President, Wm. H. Harris,
                                      Inc. (Retailer)

        Henry S. Woodbridge,Jr.(66)  Consultant, 1994 to present;  1990
                                      Retired, 1993-1994;
                                      President, Rhode Island
                                      Anti-Drug Coalition,
                                      1991-1993; Chairman/
                                      Executive Director of
                                      Rhode Island Workforce
                                      2000, 1988 to 1991



        Dates of directorships include directorships of the Company's predecessors.

        The Board of Directors has no standing audit, nominating, compensation, or similar committee. During 1994, the Board of Directors held four meetings. Directors whose principal employment is not with the Company are currently paid a fee of $750 for attendance at each meeting, together with related transportation and living expenses.



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                           SUMMARY COMPENSATION TABLE


                                     Annual Compensation
                                                            All Other
        Name and Principal                                Compensation
        Position                 Year     Salary ($)         $ (1)(2)

        Joseph R. DiStefano,     1994      $241,216          $56,844
         President and Chief     1993      $222,856           55,900
         Executive Officer...    1992      $206,262

        Barbara J. Dreyer,       1994      $111,878          $15,104
         Secretary and           1993      $111,927           10,073
         Treasurer...........    1992      $100,613


        (1) In accordance with transitional provisions of the executive officer compensation rules adopted by the Securities and Exchange Commission, amounts of "All Other Compensation" are excluded for 1992.

        (2) For 1994, included (i) premiums paid under a group life insurance plan on officers' lives and attibutable to term life insurance coverage, and (ii) amounts paid directly to the accounts of officers under the Company's simplified employee's pension plan:


                           Life Insurance       Employee Pension
                              Premiums                Plan

            Mr. DiStefano      $36,594              $20,250
            Ms. Dreyer                              $15,104



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On March 1, 1995, to the best of the Company's knowledge, no person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) was the beneficial owner of more than five per cent of the Company's outstanding common stock, $1.00 par value, except as follows:

                                                Number         Percent
             Name and Address               of Shares Held     of Class

             Linda Eder and Robert H. Eder     523,246           52.3%
              2441 S.E. Bahia Way
              Stuart, Florida  34996

        Linda Eder and Robert H. Eder are wife and husband, and each holds 261,623 shares directly.

        The following table reflects as of February 1, 1995, the beneficial ownership of shares of common stock of the Company by directors, nominees for director and officers of the Company, all shares being owned directly except as otherwise noted:


             Name of Individual or              Shares         Percent
            Identification of Group             Owned          of Class

            Theodore P. Cohen..............       8,780            *
            Joseph R. DiStefano............       8,000            *
            Barbara J. Dreyer..............       1,700            *
            Linda Eder.....................     523,246          52.3%
            Harold J. Harris...............        -0-
            John W. Wall...................       1,000            *
            Henry S. Woodbridge, Jr........         500            *
            All directors and officers
             as a group (6)................     543,226          54.3%


        *Less than 1%


                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has no audit or similar committee, and as a matter of corporate practice the shareholders will be asked to approve the appointment of independent auditors of the accounts of the Company for the year 1995. The Board of Directors has recommended that Lefkowitz, Garfinkel, Champi & DeRienzo P.C., who acted as independent auditors of the accounts of the Company for 1994, be appointed as such independent auditors. The Company has recently been advised by Lefkowitz, Garfinkel, Champi & DeRienzo P.C., that they have no direct financial interest or any material indirect financial interest in the Company, nor have they had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        It is expected that a representative of Lefkowitz, Garfinkel, Champi & DeRienzo P.C., will be present at the annual meeting with the opportunity to make a statement if he so desires, and that such representative will be available to respond to appropriate questions.


                              FINANCIAL STATEMENTS

        A copy of the annual  report  of  the  Company for the year ended
        December 31, 1994 is enclosed.   Such  report is not part of this
        proxy statement.

                             ADDITIONAL INFORMATION

        The Company will provide without charge to each shareholder entitled to vote at the 1995 annual meeting, on the written request of any such shareholder, a copy of the Company's annual report to the Securities and Exchange Commission on Form 10-KSB for the year 1994. Requests for copies of such report should be addressed to the Company at One Hospital Trust Plaza, Suite 920, Providence, Rhode Island 02903, Attention: Secretary-Treasurer.


                        PROPOSALS FOR 1996 ANNUAL MEETING

        The 1996 annual meeting of the shareholders of the Company is scheduled to be held April 24, 1996. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 30, 1995.


                                VOTING PROCEDURES

        At the annual meeting, the directors will be elected in each case by vote of the holders of a majority of the shares present or represented at the meeting.

        Shares represented by proxies which are marked "withhold authority" with respect to the election of any particular nominee for director, "abstain" with respect to the approval of inde-pendent auditors, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. Brokers who hold shares in street name may lack authority to vote such shares on certain items, absent specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters. It is not presently anticipated that any matter which might be the subject of a "broker non-vote" will come before the annual meeting.

                                  OTHER MATTERS

        No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.


                                      By Order of the Board of Directors


                                      BARBARA J. DREYER
                                      Secretary-Treasurer
                                      CAPITAL PROPERTIES, INC.


        Dated March 31, 1995






























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